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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                                    FORM 8-K




                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




      Date of Report (Date of Earliest Event reported) - November 21, 1997




                            TEXAS UTILITIES COMPANY
                     FORMERLY KNOWN AS TUC HOLDING COMPANY

             (Exact name of registrant as specified in its charter)




            TEXAS                               1-12833                            75-2669310
(State or other jurisdiction                  (Commission                       (I.R.S. Employer
      of incorporation)                      File Number)                      Identification No.)


             1601 BRYAN STREET, ENERGY PLAZA, DALLAS, TEXAS  75201
                    (Address of principal executive offices)


      Registrant's telephone number, including area code - (214) 812-4600
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ITEM 5.  OTHER EVENTS

         On November 21, 1997, Texas Utilities Company (Company) announced that it had completed its acquisition of Lufkin-Conroe Communications Co. (LCC).

         LCC is the parent company of Lufkin-Conroe Telephone Exchange, Inc. and Lufkin-Conroe Telecommunications Corp. and its subsidiaries. The 100 year-old, privately held company is the fourth largest telephone company in Texas and provides local telephone service to a growing area of Southeast Texas. It also offers long-distance, cellular, Internet and other services.

         Under the terms of the agreement, the Company acquired LCC for approximately $328 million. Approximately 8.7 million shares of Texas Utilities common stock will be issued to LCC shareholders in a stock for stock exchange. Approximately $11 million of net debt will remain in place at LCC.
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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                  TEXAS UTILITIES COMPANY



                                  By: /s/ Robert S. Shapard
                                     -----------------------------------
                                     Robert S. Shapard
                                     Treasurer and Assistant Secretary





Date:    November 21, 1997